Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(1,368,310)
Unrealized Gain (Loss) on Market Value of Futures	469,520
Dividend Income	169
Interest Income	519
ETF Transaction Fees	2,100
Total Income (Loss)	$(896,002)

Expenses
Investment Advisory Fee	$25,470
Brokerage Commissions	3,043
Non-interested Directors' Fees and Expenses	327
Prepaid Insurance Expense	139
Other Expenses	15,314
Total Expenses	44,293
Expense Waiver	(10,220)
Net Expenses	$34,073
Net Gain (Loss)	$(930,075)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$39,013,549
Additions (300,000 Units)	22,452,723
Withdrawals (300,000 Units)	(22,128,180)
Net Gain (Loss)	(930,075)

Net Asset Value End of Period	$38,408,017
Net Asset Value Per Unit (500,000 Units)	$76.82

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502